Exhibit 1.1

EXECUTION VERSION

THE AES CORPORATION

40,000,000 Shares of Common Stock

Underwriting Agreement

December 12, 2013

Barclays Capital Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o	J.P. Morgan Securities LLC

383 Madison Avenue, 4th Floor

New York, New York 10179

Ladies and Gentlemen:

Introductory. Terrific Investment Corporation (“TIC” or the “Selling Stockholder”), a corporation incorporated under the laws of the People’s Republic of China, a subsidiary controlled by China Investment Corporation (“CIC”) and a stockholder of The AES Corporation, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named on Schedule A hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 40,000,000 shares (the “Firm Stock”) of common stock (the “Common Stock”), par value $0.01 per share, of the Company. In addition, the Selling Stockholder proposes to grant to the Underwriters an option to purchase up to an aggregate of 6,000,000 additional shares (the “Option Stock”) of the Company’s Common Stock solely to cover over-allotments, if any. The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

In connection with the offering of the Stock, the Company has entered into an agreement with the Selling Stockholder, dated as of December 11, 2013 (the “Stock Repurchase Agreement”), pursuant to which the Company has agreed to repurchase from the Selling Stockholder on the Closing Date (as defined herein) in a private, non-underwritten transaction, 20,000,000 shares of the Company’s Common Stock (the “Concurrent Stock Repurchase”) at a price per share of $12.912.

The Concurrent Stock Repurchase is conditioned upon the consummation of the offering of the Stock pursuant to this Agreement and the other terms and conditions set forth in the Stock Repurchase Agreement. The closing of the offering of the Stock is not contingent on the closing of the Concurrent Stock Repurchase.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholder as of the date hereof that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-186888), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Company’s Common Stock, including the Stock to be sold pursuant to this Agreement. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Stock that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Stock that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities

Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time (as defined herein), and, when taken together with the other information in the Prospectus, at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Stock in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus as amended or supplemented by any Preliminary Prospectus, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the information included on Schedule C hereto and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 6:00 pm (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Stock that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Stock under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule B, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(g) Distribution of Offering Material by the Company. The Company has not distributed nor will it distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives.

(h) No Applicable Registration or Other Similar Rights. Except for the Selling Stockholder to the extent disclosed in the Disclosure Package or the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has not been a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, business or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole.

(j) Exchange Act Compliance. The Company is subject to Section 13 or Section 15(d) of the Exchange Act and has filed all periodic reports required to be filed pursuant to the rules and regulations thereunder.

(k) Brokers. Other than the discount provided for pursuant to Section 3 of this Agreement, the Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any of its securities.

(l) No Price Stabilization or Manipulation. None of the Company, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) (“Affiliates”) (other than the Selling Stockholder and CIC, as to which the Company provides no representation or warranty) or any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock or in violation of Regulation M under the Exchange Act.

(m) Incorporation and Good Standing of the Company and Its Subsidiaries. Each of the Company and each of its subsidiaries and affiliates which meets the criteria in the definition of “significant subsidiary” pursuant to Rule 1-02(w) of Regulation S-X under the Securities Act that is an operating subsidiary (each, a “Principal Subsidiary”) is listed in Exhibit B to this Agreement and has been duly incorporated or formed, is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of incorporation or organization and has the corporate or other power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(n) Capitalization of Subsidiaries. All of the outstanding shares of capital stock of, or other ownership interests in Principal Subsidiaries that are owned directly or indirectly by the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned directly or indirectly by the Company.

(o) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) The Stock Repurchase Agreement. The Company has full right, power and authority to execute and deliver the Stock Repurchase Agreement and the Stock Repurchase Agreement has been duly authorized, executed and delivered by the Company and remains in full force and effect in all material respects and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(q) Description of Common Stock. The Common Stock conforms in all material respects as to legal matters to the description thereof contained in the Prospectus and the Disclosure Package.

(r) Common Stock of the Company. All of the outstanding shares of Common Stock (including the Stock to be sold by the Selling Stockholder) of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar right. The Stock to be sold by the Selling Stockholder was issued in compliance with federal securities laws.

(s) Non-Violation of Existing Instruments. The Company is not in violation of its charter or its by-laws, and none of its Principal Subsidiaries is in violation of its respective charter or corresponding formation document or, except for any such violations which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, is not in violation of its by-laws or corresponding organizational document nor is the Company or any of the Principal Subsidiaries, except as set forth in the Prospectus and the Disclosure Package, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its Principal Subsidiaries is a party or by which it or any of its Principal Subsidiaries or its or their respective property is bound except for any such defaults which have been waived or which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(t) No Further Authorizations or Approvals Required. The execution, delivery and performance of this Agreement and the compliance by the Company with all the provisions hereof, the consummation of the transactions contemplated hereby or by the Prospectus and the Disclosure Package (i) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body under any federal or state law, including, but not limited to, the Energy Policy Act of 2005, as amended, except such as may be required by state securities or blue sky laws and (ii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational documents of the Company or any of the Principal Subsidiaries or any agreement, indenture or other instrument to which it or any of the Principal Subsidiaries is a party or by which it or any of the Principal Subsidiaries or its or their respective property is bound, and will not violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of the Principal Subsidiaries or its or their respective property, except with respect to state securities or blue sky laws and except (other than with respect to the charter and by-laws of the Company) for any such conflicts, breaches, defaults or violations which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(u) No Material Actions or Proceedings. Except as set forth in the Prospectus and the Disclosure Package, there are no material legal or governmental proceedings pending to which the Company or any of the Principal Subsidiaries is a party or to which any of their respective property is the subject, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(v) SEC Correspondence. The Company has not received from the Commission any written comments, questions or requests for modification of disclosure in respect of any reports filed with the Commission pursuant to the Exchange Act and incorporated by reference into the Prospectus and the Disclosure Package, except for comments, questions or requests (i) that have been satisfied by the provision of supplemental information to the staff of the Commission, (ii) in respect of which the Company has complied through appropriate disclosure in reports subsequently filed by it with the Commission pursuant to the Exchange Act, or (iii) copies of which the Company has provided to you.

(w) ERISA Compliance. Except as set forth in the Prospectus and the Disclosure Package, neither the Company nor any of the Principal Subsidiaries has violated any U.S. federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable U.S. federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for any such violations which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(x) Title to Properties. Except as set forth in the Prospectus and the Disclosure Package, the Company and each of the Principal Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Prospectus and the Disclosure Package as being owned by it, except for any such instances which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. All leases to which the Company or any of the Principal Subsidiaries is a party are valid and binding and no default by the Company or any such Principal Subsidiary, or, to the best of the Company’s knowledge, by any other party to any such leases, has occurred or is continuing thereunder, except for any such defaults which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and the Company and the Principal Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Principal Subsidiary.

(y) Independent Accountants of the Company. Ernst & Young LLP is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(z) Preparation of Financial Statements of the Company. The financial statements of the Company, together with related schedules and notes, filed with the Commission as a part of or incorporated by reference in the Prospectus and the Disclosure Package (and any amendment or supplement thereto), present fairly the consolidated financial position or results of operations and statements of cash flow of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates and for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Prospectus and the Disclosure Package (and any amendment or supplement thereto), in all material respects, present fairly the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and have been prepared on a basis consistent with such financial statements and the books and records of the Company. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical Consolidated Financial Information,” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement. The Company’s ratios of earnings to fixed charges set forth in the Base Prospectus under the caption “Ratio of Earnings to Fixed Charges,” and in Exhibit 12 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Prospectus and the Disclosure Package (and any amendment or supplement thereto) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) All Necessary Permits, etc. Each of the Company and the Principal Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) which are required to have been obtained by it prior to the date hereof and which are material to the ownership or leasing and operation of or construction of its respective properties and to the conduct of its business in the manner described in the Prospectus and the Disclosure Package, except for any such permits, the failure of which to have, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and subject to such qualifications as may be set forth in the Prospectus and the Disclosure Package; each of the Company and the Principal Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits required to have been fulfilled and performed prior to the date hereof and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus and the Disclosure Package; and, except as described in the Prospectus and the Disclosure Package, such permits do not materially interfere with the use or operation of the electric power generation facilities of the Principal Subsidiaries as currently used or operated or as contemplated to be used or operated.

(bb) Compliance with Utilities Regulations. Each of the Company’s domestic generating facilities (other than the generating facilities of Indianapolis Power & Light Company and The Dayton Power and Light Company) is either a “qualifying small power production facility” or a “qualifying cogeneration facility” under the Federal Power Act, as amended by Section 201 of the Public Utility Regulatory Policies Act of 1978 and the regulations of the Federal Energy Regulatory Commission promulgated thereunder or is owned by an “exempt wholesale generator” under the Public Utility Holding Company Act of 2005 and the regulations of the Federal Energy Regulatory Commission promulgated thereunder, and each such facility’s current use, operation and ownership are consistent with such facility’s status as a “qualifying facility” or as being owned by an “exempt wholesale generator”, as the case may be.

(cc) Company Not an “Investment Company.” The Company is not, and after giving effect to the transactions contemplated herein will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Investment Company Act”).

(dd) Compliance with and Liability Under Environmental Laws. Except as set forth in the Prospectus and the Disclosure Package, each of the Company, each Principal

Subsidiary and any other subsidiary or entity which the Company may be deemed to operate is in compliance with all applicable foreign, federal, state and local environmental (including, without limitation, the Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended), safety or similar law, rule and regulation, and there are no costs or liabilities associated with any such law, rule or regulation, except for any such non-compliances, costs or liabilities which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(ee) Capitalization. The Company’s authorized capitalization as of September 30, 2013 is as set forth in the Prospectus and the Disclosure Package.

(ff) Internal Controls and Procedures; Disclosure Controls. Except as disclosed in the Prospectus and the Disclosure Package, the Company and each of its Principal Subsidiaries maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Prospectus and the Disclosure Package, the Company and each of its Principal Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Principal Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) Sarbanes-Oxley Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA that would be material to this transaction, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in a manner reasonably expected to ensure compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries, directors, officers nor, to the Company’s knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(kk) NYSE Listing. The Common Stock is, as of the date hereof, and as of the Closing Date will be, listed on the New York Stock Exchange (the “NYSE”).

Any certificate signed by any officer of the Company and delivered to the Representatives of the Underwriters or counsel for the Underwriters in connection with the offering and sale of the Stock shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters as of the date hereof that:

(a) Disclosure Package. (i) Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) all documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time (as defined herein), and, when taken together with the other information in the Prospectus, at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) as of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 2(a) are made only as to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Selling Stockholder specifically for use in the preparation of the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto, it being understood that the only information provided by or on behalf of the Selling Stockholder is the information about the Selling Stockholder set forth in the “Selling Stockholder” section of the Prospectus and the statement attributed to CIC in the Issuer Free Writing Prospectus identified in Schedule B hereto (collectively, the “Selling Stockholder Information”).

(b) Issuer Free Writing Prospectuses. The Selling Stockholder has not prepared or had prepared on its behalf or used or referred to or distributed, any “free writing prospectus” (as defined in Rule 405), or any other written materials in connection with the offer or sale of the Stock.

(c) Valid Title. The Selling Stockholder has, and at the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Stock to be delivered by the Selling Stockholder at such time or on such date free and clear of all security interests, claims, liens, equities or other encumbrances.

(d) Absence of Manipulation. The Selling Stockholder has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock or in violation of Regulation M under the Exchange Act.

(e) Delivery of Stock. Upon payment of the purchase price for the Stock to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Stock, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Stock is unnecessary because such Stock is already in possession of Cede or such nominee), registration of such Stock in the name of Cede or such other nominee (unless registration of such Stock is unnecessary because such Stock is already registered in the name of Cede or such nominee), and the crediting of such Stock on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Stock), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Stock and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Stock may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Stock, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or any other securities intermediary does not have sufficient Stock to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Stock then held by DTC or such securities intermediary.

(f) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(g) The Stock Repurchase Agreement. The Selling Stockholder has full right, power and authority to execute and deliver the Stock Repurchase Agreement and the Stock Repurchase Agreement has been duly authorized, executed and delivered by the Selling Stockholder and remains in full force and effect in all material respects and constitutes a valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(h) No Further Authorizations or Approvals Required. The execution, delivery and performance of this Agreement and the compliance by the Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not contravene (i) the articles of organization, articles of association, certificate of incorporation, bylaws or other constituent documents of the Selling Stockholder, or (ii) any agreement or other instrument binding upon the Selling Stockholder or (iii) any applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except in the case of clause (ii) and (iii), in each case, as would not singly or in the aggregate result in a material adverse effect on the ability of the Selling Stockholder to perform its obligations hereunder and thereunder. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as have been already obtained or made under the Securities Act or otherwise or as may be required by (i) the securities or blue sky laws of the various states in connection with the offer and sale of the Stock and (ii) the Exchange Act.

(i) Incorporation and Good Standing of the Selling Stockholder. The Selling Stockholder has been duly organized and is validly existing and in good standing under the law of its jurisdiction of its organization and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Selling Stockholder is a subsidiary controlled by CIC.

(j) No Additional Information. The Selling Stockholder is not prompted to sell shares of Stock by any information concerning the Company that is not set forth in the Registration Statement, the Disclosure Package and the Prospectus.

Any certificate signed by any officer of the Selling Stockholder and delivered to the Representatives of the Underwriters or counsel for the Underwriters in connection with the offering and sale of the Stock shall be deemed a representation and warranty by the Selling Stockholder as to matters covered thereby, to each Underwriter.

3. Purchase and Sale.

(a) Firm Stock. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at $13.181 a share (the “Purchase Price”) the number of shares of Firm Stock set forth opposite such Underwriter’s name in Schedule A hereto.

(b) Option Stock. In addition, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an additional 6,000,000 shares of Option Stock, at the Purchase Price. The option hereby granted may be exercised for 30 days beginning on the date hereof and may be exercised in whole or in part at any time upon notice by the Representatives to the Selling

Stockholder setting forth the number of shares of Option Stock as to which the several Underwriters are then exercising and the time and date of payment and delivery for such Option Stock. If the option is exercised as to all or any portion of the Option Stock, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of shares of Option Stock then being purchased, which the number of shares of Firm Stock set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock, subject, in each case, to such adjustments as the Representatives in their absolute discretion shall make to eliminate any sales or purchases of fractional shares of Stock. Option Stock may be purchased as provided in Section 4(b) below solely for the purpose of covering over-allotments made in connection with the offering of the Firm Stock.

4. Delivery and Payment

(a) Delivery and Payment of Firm Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on December 18, 2013, which date and time may be postponed by agreement among the Underwriters, the Selling Stockholder and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Firm Stock being herein called the “Closing Date”). Delivery of the Firm Stock shall be made to the Underwriters for their respective accounts against payment by the several Underwriters of the Purchase Price thereof to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to the account specified by the Selling Stockholder. Delivery of the Firm Stock shall be made through the facilities of the DTC unless the Representatives shall otherwise instruct.

(b) Delivery and Payment of Option Stock. Delivery of and payment for the Option Stock, if purchased, shall be made at such time and date of delivery (the “Date of Delivery”) which shall be determined by the Representatives, but shall not be sooner than two business days nor later than five business days after the Representatives exercises its option to purchase Option Stock, nor in any event prior to the Closing Date, provided that there shall not be more than one Date of Delivery in addition to the Closing Date. In addition, in the event that any or all of the shares of Option Stock are purchased by the Underwriters, payment of the Purchase Price for, and delivery of, such Option Stock shall be made in the above-mentioned manner.

(c) Public Offering of the Stock. The Representatives hereby advise the Company and the Selling Stockholder that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Stock as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Stock is first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

5. Covenants of Company. The Company covenants and agrees with each Underwriter as follows:

(a) Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 5(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition and (ii) promptly prepare (subject to Section 5(a) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(d) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Stock for sale by the Underwriters under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives and consented to by the Company, and the Company shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Stock by the Underwriters. The Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Stock for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Stock to be eligible for clearance and settlement through the DTC.

(f) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Stock.

(g) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission and the NYSE pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(h) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Stock that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Stock or their offering or (2) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent, which consent shall be confirmed in writing, that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(i) Copies of Any Amendments and Supplements to the Prospectus. The Company agrees to furnish to the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.

(j) Copies of the Registration Statements and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(k) Lockup. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Company Lock-Up Period”), the Company agrees not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters. The restrictions set forth in this Section 5(k) shall not apply to: (A) the sale of Stock to the Underwriters; (B) the Concurrent Stock Repurchase or any other common stock repurchase pursuant to the Company’s stock repurchase program in effect as of the date hereof; (C) grants of stock options or restricted stock or restricted stock units in accordance with the terms of any employee, executive officer or non-employee director stock option, compensation or benefit plans (collectively, “Benefit Plans”) existing on the date hereof; (D) the issuance of Common Stock upon the exercise of an option or the conversion or vesting of a security outstanding on the date hereof; (E) the filing of a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of any Benefit Plans in effect on the date hereof; or (F) the issuance of Common Stock in connection with a bona fide strategic partnership, joint venture, merger or acquisition of any business or assets of a third party, provided that the aggregate number of shares of Common Stock that may be issued pursuant to this clause (F) during the Company Lock-Up Period shall not exceed 5% of the total number of shares of Common Stock outstanding on the Closing Date.

(l) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(m) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(o) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(p) Future Reports to the Representatives. During the period of two years hereafter the Company will furnish to the Representatives (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; and (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any securities exchange.

(q) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Stock, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Stock to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

6. Covenants of the Selling Stockholder. The Selling Stockholder covenants and agrees with the Company and each Underwriter as follows:

(a) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “TIC Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Company and Barclays Capital Inc., on behalf of the Underwriters. Notwithstanding the foregoing, the Selling Stockholder may transfer its Common Stock during the TIC Lock-Up Period without the prior written consent of the Company and Barclays Capital Inc. (i) in connection with the disposition of any Common Stock acquired, after the completion of this offering, by the Selling Stockholder in open market transactions, provided that such transfers are not required to be reported in any public report or filing with the Commission and the Selling Stockholder does not otherwise voluntarily effect any public filing or report regarding such transfers during the TIC Lock-Up Period, (ii) to the Company, pursuant to any right or obligation of the Company to repurchase shares from the Selling Stockholder, including the Concurrent Stock Repurchase, or (iii) to the Selling Stockholder’s direct or indirect affiliates (as defined in Rule 12b-2 of the Exchange Act), including, without limitation, its direct and indirect stockholders, its direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the Selling Stockholder, provided that such affiliate, stockholder, subsidiary, investment fund or other entity agrees to be bound in writing by the restrictions set forth in this Section 6(a) and such transfers are not required to be reported in any public report or filing with the Commission and the Selling Stockholder does not otherwise voluntarily effect any public filing or report regarding such transfers. For the avoidance of doubt, the restrictions set forth in this Section 6(a) shall not apply to the sale of Firm Stock or Option Stock by the Selling Stockholder to the Underwriters pursuant to this Agreement.

(b) This restrictions set forth in Section 6(a) shall automatically terminate upon the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters.

(c) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Stock unless it has or shall have obtained the prior written consent of the Company and the Representatives.

7. Payment of Expenses.

(a) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the delivery of the Stock (including all preparation and printing of certificates for the Stock), (ii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers of this Agreement and the Stock, (iv) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda), provided that such fees and expenses shall not exceed $25,000 in the aggregate, (v) the fees and expenses of any transfer agent or registrar for the Stock, (vi) the filing fees, if any, for FINRA’s review of the offering of the Stock, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations, (vii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement, (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Stock, (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, Section 9, Section 10 and Section 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel. The provision of this Section shall not affect any agreement the Company and the Selling Stockholder have made or may make for the payment of such costs and expenses.

(b) Expenses of the Selling Stockholder. The Selling Stockholder agrees to pay all stamp and other duties and stock and other transfer taxes, if any, in connection with the sale of the Stock to the Underwriters.

8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Stock shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein at the Applicable Time and the Closing Date, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions:

(a) No Ratings Downgrade. Subsequent to the Applicable Time, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(b) No Material Adverse Change; Company Officers’ Certificate. (i) Since the date of the latest balance sheet included in the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any material adverse change, or any development involving a prospective material adverse change, in (A) the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, from that described in the Disclosure Package (exclusive of any amendment or supplement thereto), and (B) the capital stock or in the long-term debt of the Company from that set forth in the Disclosure Package (exclusive of any amendment or supplement thereto); (ii) the Company shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Disclosure Package (exclusive of any amendment or supplement thereto); and (iii) the Underwriters shall have received a certificate (“Company Officers’ Certificate”) dated the Closing Date, signed by the Chairman of the Board, Chief Executive Officer, President or Treasurer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, confirming (x) the matters set forth in paragraphs (a) and (b) of this Section 8; and (y) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c) Accountants’ Comfort Letter for the Company. On the date hereof, the Underwriters shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering certain financial information included in or incorporated by reference in the Disclosure Package and other customary information.

(d) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Stock:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv) to the extent any filing with FINRA is required, FINRA shall have advised the Underwriters in writing that it has no objection to the underwriting and other terms and arrangements related to the offering of the Stock.

(e) Opinion of General Counsel or Assistant General Counsel for the Company. The Underwriters shall have received on the Closing Date an opinion (reasonably satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Zafar Hasan, Assistant General Counsel for the Company or Brian Miller, General Counsel for the Company, with respect to the matters listed in Exhibit A-1 hereto.

(f) Opinion of Counsel for the Company. The Underwriters shall have received on the Closing Date an opinion and letter (reasonably satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Company, and addressed to the Underwriters, with respect to the matters listed in Exhibit A-2 hereto.

(g) Opinion of Internal Counsel for the Selling Stockholder. The Underwriters shall have received on the Closing Date an opinion (reasonably satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Hong Zhang, Managing Director and Head of Legal and Compliance Department of CIC, with respect to the matters listed in Exhibit A-3 hereto.

(h) Opinion of Counsel for the Selling Stockholder. The Underwriters shall have received on the Closing Date an opinion and letter (reasonably satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Selling Stockholder, and addressed to the Underwriters, with respect to the matters listed in Exhibit A-4 hereto.

(i) Opinion of Counsel for the Underwriters. The Underwriters shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the offering and sale of the Stock, the Registration Statement, the Prospectus (as amended or supplemented), the Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j) Bring-down Comfort Letter for the Company. On the Closing Date, the Underwriters shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (c) of this Section 8, except that (i) it shall cover certain financial information included in or incorporated by reference into the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.

(k) Consents and Approvals. On or prior to the Closing Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the execution, delivery and performance of this Agreement.

(l) Closing Documents. Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(m) Selling Stockholder Officers’ Certificate. On the Closing Date, the Underwriters shall have received from the Selling Stockholder a certificate, dated the Closing Date, signed by the Selling Stockholder stating that:

(i) the representations and warranties of the Selling Stockholder contained herein are true and correct in all material respects on and as of the Closing Date; and

(ii) the Selling Stockholder has complied with all of its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(n) Selling Stockholder Tax Form. Prior to the Closing Date, the Selling Stockholder shall have delivered to the Representatives a properly completed and executed Internal Revenue Service Form W-8EXP.

(o) Conditions to Purchase of Shares of Option Stock. In the event that the Underwriters exercise their option provided in Section 4(b) hereof to purchase all or any portion of the shares of Option Stock, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company and the Selling Stockholder hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Underwriters shall have received:

(i) a Company Officers’ Certificate, dated as of the Date of Delivery confirming (x) the matters set forth in paragraphs (a) and (b) of this Section 8; and (y) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Date of Delivery with the same effect as if made on the Date of Delivery, and the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Date of Delivery;

(ii) an opinion (reasonably satisfactory to the Underwriters and counsel for the Underwriters), dated the Date of Delivery, of Zafar Hasan, Assistant General Counsel for the Company or Brian Miller, General Counsel for the Company, with respect to the matters listed in Exhibit A-1 hereto.

(iii) an opinion and letter (reasonably satisfactory to the Underwriters and counsel for the Underwriters), dated the Date of Delivery, of Davis Polk & Wardwell LLP, counsel for the Company, and addressed to the Underwriters, with respect to the matters listed in Exhibit A-2 hereto.

(iv) an opinion (reasonably satisfactory to the Underwriters and counsel for the Underwriters), dated the Date of Delivery, of Hong Zhang, Managing Director and Head of Legal and Compliance Department of CIC, with respect to the matters listed in Exhibit A-3 hereto.

(v) an opinion and letter (reasonably satisfactory to the Underwriters and counsel for the Underwriters), dated the Date of Delivery, of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Selling Stockholder, and addressed to the Underwriters, with respect to the matters listed in Exhibit A-4 hereto.

(vi) such opinion or opinions from Shearman & Sterling LLP, counsel for the Underwriters, dated the Date of Delivery and addressed to the Underwriters, with respect to the offering and sale of the Stock, the Registration Statement, the Prospectus (as amended or supplemented), the Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(vii) a letter from Ernst & Young LLP, independent public accountants for the Company dated the Date of Delivery, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (c) of this Section 8, except that (i) it shall cover certain financial information included in or incorporated by reference into the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Date of Delivery, as the case may be.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement or, in the case of any condition to the purchase of shares of Option Stock on the Date of Delivery, the obligations of the several Underwriters to purchase the relevant shares of Option Stock, may be terminated by the Representatives by notice to the Company and the Selling Stockholder at any time on or prior to the Closing Date or the Date of

Delivery, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Sections 7, 9, 10, 14, 15, 16, 17 and 22 shall at all times be effective and shall survive such termination.

The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Underwriters, at 599 Lexington Avenue, New York, NY 10022 on the Closing Date or the Date of the Delivery, as applicable.

9. Reimbursement of Underwriters’ Expenses. If the sale of the Stock provided for herein is not consummated because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the responsible party will reimburse the Underwriters severally on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Stock.

10. Indemnification and Contribution.

(a) Company Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, affiliates, agents and each such controlling person for any and all expenses (including, subject to Section 10(c), the fees and disbursements of counsel chosen by Barclays Capital Inc.) as such expenses are reasonably incurred by such Underwriter or its officers, directors, employees, agents and affiliates or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this

Section 10(a) shall be in addition to any liabilities that the Company may otherwise have (including any indemnification obligations of the Company to the Selling Stockholder under the Stockholder Agreement, dated as of March 12, 2010, between the Selling Stockholder and the Company (the “Stockholder Agreement”), including without limitation its obligations under Section 6.6 of the Stockholder Agreement).

(b) Selling Stockholder Indemnification of the Underwriters. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, affiliates, agents and each such controlling person for any and all expenses (including, subject to Section 10(c), the fees and disbursements of counsel chosen by Barclays Capital Inc.) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents and affiliates or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall only apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Selling Stockholder Information. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds (after underwriting commissions and discounts but before deducting expenses) from the offering of the shares of the Stock purchased under the Agreement received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that the Selling Stockholder may otherwise have (including any indemnification obligations of the Selling Stockholder to the Company under the Stockholder Agreement, including without limitation its obligations under Section 6.7 of the Stockholder Agreement).

(c) Indemnification of the Company, Selling Stockholder and Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, each of their respective directors, officers, employees, agents and affiliates, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter and the Selling Stockholder to each Underwriter, respectively, but only with reference to written information relating to such Underwriter furnished to the Company by such Underwriter through the Representatives specifically for inclusion in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The Company and the Selling Stockholder hereby acknowledge that the only information that the Underwriters have furnished to the Company through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the second paragraph under the subheading “Commissions and Expenses” concerning concessions and in the paragraphs under the subheading “Stabilization, Short Positions and Penalty Bids” concerning such named matters under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 10(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or the other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Barclays Capital Inc. in the case of Section 10(c)), representing all indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) Contribution. If the indemnification provided for in this Section 10 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Stock pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Stock pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock pursuant to this Agreement (after underwriting commissions and discounts but before deducting expenses) received by the Company and the Selling Stockholder, as applicable, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate public offering price of the Stock as set forth on such cover. The relative fault of the Company or the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholder, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(d), any legal or other fees or disbursements reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(f).

Notwithstanding the provisions of this Section 10(f), no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Stock underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10(f) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10(f), each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director, officer, employee, and agent of the Company or the Selling Stockholder and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Securities Act and the Exchange Act, in each case, to the extent that such person would be entitled to indemnification pursuant to this Section 10, shall have the same rights to contribution as the Company or the Selling Stockholder, as the case may be.

11. Default of One or More of the Several Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Stock agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of shares of the Stock set forth opposite their names in Schedule A hereto bears to the aggregate number of shares of the Stock set forth opposite the names of all the remaining Underwriters) the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of shares of the Stock agreed to be purchased on the Closing Date or the Date of Delivery, as the case may be, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Stock, and if such nondefaulting Underwriters do not purchase all the Stock, this Agreement or, with respect to the Date of Delivery, the obligation of the Underwriters to purchase, and the Selling Stockholder to sell, the Option Stock to be purchased and sold on such Date of Delivery, will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company, except that the provisions of Sections 7, 9, 10, 14, 15, 16, 17 and 22 shall at all times be effective and shall survive such termination. In the event of a default by any Underwriter as set forth in this Section 11 which does not result in a termination of this Agreement or, in the case of the Date of Delivery, which does not result in a termination of the obligation of the Underwriters to purchase, and the Selling Stockholder to sell, the relevant Option Stock, as the case may be, the Closing Date or the Date of Delivery, as the case may be, shall be postponed for such period, not exceeding five business days, as the Underwriters shall determine in order that the required changes to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder or any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Default by the Selling Stockholder. If the Selling Stockholder shall fail at the Closing Date to sell and deliver the number of shares of Stock which the Selling Stockholder is obligated to sell hereunder, other than by reason of a default or breach by any Underwriter, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Selling Stockholder, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 2, 7, 9, 10, 14, 15, 16, 17 and 22 hereof shall remain in full force and effect. No action taken pursuant to this Section 12 shall relieve the Selling Stockholder so defaulting from its liability, if any, to the Company and any Underwriter for damages occasioned by its default hereunder.

In the event of a default by the Selling Stockholder as referred to in this Section 12, each of the Representatives and the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements.

13. Termination of this Agreement. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company and the Selling

Stockholder prior to delivery of and payment for the Stock, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering, sale or delivery of the Stock as contemplated by the Prospectus and the Disclosure Package (exclusive of any amendment or supplement thereto). Any termination pursuant to this Section 13 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 7, 9 and 10 hereof, (b) any Underwriter to the Company or the Selling Stockholder or (c) the Selling Stockholder to the Company or the Underwriters; provided that the provisions of Section 10 shall survive such termination.

14. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Stockholder or its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Stock. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

J.P. Morgan Securities LLC

383 Madison Avenue, 4th Floor

New York, New York 10179

Attention: Equity Syndicate Desk

Fax: (212) 622-8358

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Fax: (646) 848-7711

Attention: David J. Beveridge, Esq.

If to the Company:

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

Attention: Legal Department

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10027

Attention: Richard D. Truesdell, Jr.

If to the Selling Stockholder:

Terrific Investment Corporation

25/F New Poly Plaza

No. 1 Chaoyangmen Beidajie

Dongcheng, Beijing 100010, China

Attention: Xu Dapeng

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: David Lopez, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signed the Registration Statement, (ii) the Selling Stockholder, its directors, officers, employees, agents and affiliates, and any person who controls the Selling Stockholder within the meaning of the Securities Act and the Exchange Act, (iii) the Underwriters, the officers, directors, employees, agents and affiliates of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Stock from any of the several Underwriters merely because of such purchase.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company and the Selling Stockholder (and each employee, representative or other agent of the Company or the Selling Stockholder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company or the Selling Stockholder relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

20. No Advisory or Fiduciary Relationship. The Company and the Selling Stockholder acknowledge and agree that (a) the purchase and sale of the Stock pursuant to this Agreement, including the determination of the public offering price of the Stock and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Selling Stockholder or their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and/or the Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholder each has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. For the avoidance of doubt, this Section 20 shall not limit the obligations that the several Underwriters may have other than in connection with this offering.

21. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22. Dispute Resolution.

(a) Subject to clause (b) below, any and all disputes arising out of, in relation to, or in connection with this Agreement between the Company or the Underwriters, on the one hand, and the Selling Stockholder, on the other hand, shall be resolved through arbitration conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association (the “Rules”). The arbitration shall be conducted by three arbitrators. Each party shall appoint one arbitrator in accordance with the Rules. The two party-appointed arbitrators shall appoint a third arbitrator, who shall serve as the Chair of the tribunal. In the event either party fails to appoint an arbitrator, or in the event the two party-appointed arbitrators fail to appoint a third arbitrator, the appointment(s) shall be made by the American Arbitration Association. The seat of arbitration shall be New York. The language of the arbitration shall be English. Each of the parties hereto agrees that any award of the tribunal shall be final and binding upon parties to the arbitration, and that any party may enforce the award in any court of competent jurisdiction. Notwithstanding the foregoing, if this arbitration provision is determined to be unenforceable in whole or in part, the Selling Stockholder and the Company and the Underwriters shall (i) irrevocably submit to the exclusive jurisdiction of any state or federal court located in the State of New York, (ii) waive objection to the venue of any proceeding in such court and (iii) waive objection that such court provides an inconvenient forum.

(b) The foregoing clause (a) shall not apply to any dispute between the Company, on the one hand, and the Underwriters, on the other hand.

23. Nature of Agreement. With respect to the contractual liability of the Selling Stockholder to perform its obligations under this Agreement, with respect to itself or its property, the Selling Stockholder agrees that the execution, delivery and performance by it of this Agreement constitute private and commercial acts done for private and commercial purposes.

24. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, except as expressly referred to herein; provided, however, that as between the Selling Stockholder and the Company, both parties acknowledge and agree that the Stock Purchase Agreement, dated as of November 6, 2009, between the Selling Stockholder and the Company (the “Prior Agreement”) and the Stockholder Agreement shall remain in full force and effect, including but not limited to Sections 6.3, 6.5, 6.6 and 6.7 of the Stockholder Agreement, and that all shares of the Company’s Common Stock issued to the Selling Stockholder pursuant to the Stock Purchase Agreement, other than the Stock offered hereunder and any shares of Common Stock purchased by the Company pursuant to the Stock Repurchase Agreement, shall remain subject to the terms and conditions of the Prior Agreement and the Stockholder Agreement except as expressly agreed in writing between the Company and the Selling Stockholder. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours,

THE AES CORPORATION

By:	/s/ Willard C. Hoagland III
	Name:	Willard C. Hoagland III
	Title:	Vice President and Treasurer

TERRIFIC INVESTMENT CORPORATION

By:	/s/ Keping Li
	Name:	Keping Li
	Title:	President & Executive Director

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

as Representatives of the

several Underwriters named in

the attached Schedule A

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Benjamin Burdett
	Name:	Benjamin Burdett
	Title:	Vice President

[Signature Page to the Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Shares of Firm Stock To Be Purchased

Barclays Capital Inc.	14,000,000
J.P. Morgan Securities LLC	14,000,000
Morgan Stanley & Co. LLC	8,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,333,333
SunTrust Robinson Humphrey, Inc.	1,333,333
UBS Securities LLC	1,333,334

Total	40,000,000

SCHEDULE B

Issuer Free Writing Prospectuses

•	Press Release of the Company dated December 11, 2013

SCHEDULE C

Pricing Terms

1.	Firm Stock: 40,000,000 shares of Common Stock

2.	Option Stock: 6,000,000 shares of Common Stock

3.	The public offering price per share of Stock: $13.45

Exhibit A-1

Forms of Opinions of General Counsel for the Company

1.	the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease or operate its properties;

2.	the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

3.	the execution, delivery and performance of the Underwriting Agreement by the Company and compliance by the Company with all the provisions thereof and the consummation of any other transactions as contemplated thereby (a) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other securities or Blue Sky laws), and (b) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any agreement, indenture or other instrument known to me, to which the Company or any of the Applicable Principal Subsidiaries is a party or by which the Company or any of its Applicable Principal Subsidiaries are bound or by which the respective properties of the Company or any of its Applicable Principal Subsidiaries are bound that is material to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or violate or conflict with any laws, administrative regulations or rulings or court decrees known to me applicable to the Company or any of the Applicable Principal Subsidiaries or their respective properties, in each case described in this clause (b) (other than with respect to the charter and by-laws of the Company), except for any such conflicts, breaches, defaults or violations which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and

4.	to my knowledge, there is not any material legal or governmental proceeding pending or threatened to which the Company or any of the Applicable Principal Subsidiaries is a party or to which any of their respective property is subject which is not adequately described in the Prospectus and the Disclosure Package.

Exhibit A-1-1

Exhibit A-2

Forms of Opinions and Letter of Counsel for the Company

Legal Opinions

1.	The Company has the corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3.	The Shares have been duly authorized and are validly issued, fully paid and non-assessable, and the offering of such Shares is not subject to any preemptive or, to our knowledge, other similar rights.

4.	The Company is not, and after giving effect to the transactions contemplated in the Underwriting Agreement will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

Negative Assurance Letter

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares:

(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at 6:00 P.M. New York City time on December 12, 2013, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

Exhibit A-2-1

(c)	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-2-2

Exhibit A-3

Forms of Opinions of Internal Counsel for the Selling Stockholder

1.	The Selling Stockholder has been duly incorporated, is validly existing as a corporation under the laws of its jurisdiction of incorporation.

2.	The Selling Stockholder has the corporate power to offer and sell the Securities, to enter into the Underwriting Agreement and to perform its obligations thereunder.

3.	The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Selling Stockholder, and the Underwriting Agreement has been duly executed and delivered by the Selling Stockholder.

4.	The sale of the Securities by the Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement does not, and the performance by the Selling Stockholder of its obligations in the Underwriting Agreement will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the People’s Republic of China that in my experience normally would be applicable to general business entities with respect to such sale or performance, except such as have been obtained or effected, (b) result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements of the Selling Stockholder identified in Exhibit A hereto, or a violation of the Articles of Association of the Selling Stockholder or (c) result in a violation of any People’s Republic of China law or published rule or regulation that in my experience normally would be applicable to general business entities with respect to such sale or performance.

5.	To my knowledge, no action, suit or proceeding by or before any governmental authority involving the Selling Stockholder is pending or threatened that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Underwriting Agreement.

Exhibit A-3-1

Exhibit A-4

Forms of Opinions of Counsel for the Selling Stockholder

1.	The Underwriting Agreement has been duly executed and delivered by the Selling Stockholder under the law of the State of New York.

2.	The sale of the Securities by the Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement does not, and the performance by the Selling Stockholder of its obligations in the Underwriting Agreement will not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such sale or performance, except such as have been obtained or effected under the Securities Act (but we express no opinion relating to any state securities or Blue Sky laws).

3.	Assuming that (a) The Depository Trust Company (“DTC”) is a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) and (b) the Underwriters acquire their interests in the Securities they have purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), the Underwriters that have purchased the Securities from the Selling Stockholder delivered on the date hereof to DTC, made payment therefor pursuant to the Underwriting Agreement and has had such Securities credited to a securities account of such Underwriters maintained with DTC will have acquired a securities entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities, and no action based on an adverse claim may be asserted against such Underwriters with respect to such security entitlement.

Exhibit A-4-1

Exhibit B

Principal Subsidiaries of the Company (and Jurisdiction of Incorporation or Formation)

AES 3C Maritza East 1 EOOD (Bulgaria)

AES Tietê S.A. (Brazil)

AES Sul Distribuidora Gaúcha de Energia S.A. (Brazil)

AES Andres B.V. (Netherlands)

DPL Inc. (Ohio)

Indianapolis Power & Light Company (Indiana)

AES Argentina Generación S.A. (Argentina)

AES Gener S.A. (Chile)

Exhibit B-1